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                                  EXHIBIT 11
                CMG INFORMATION SERVICES, INC. AND SUBSIDIARIES
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                    (in thousands, except per share amounts)
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                                                                                            Three months ended October 31,
                                                                                        --------------------------------------
                                                                                               1997                1996
                                                                                        ------------------  ------------------
Primary:
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Net income (loss)                                                                            $ 2,685             $(7,397)
Net effect of income attributable to subsidiary stock options                                   (237)                 --
                                                                                             -------             -------
Net income (loss)                                                                            $ 2,448             $(7,397)
                                                                                             =======             =======

Weighted average common and common equivalent shares outstanding:

  Shares outstanding at the beginning of the period                                            9,660               9,167
  Weighted average shares issued during the period                                                19                   4
  Weighted average treasury stock acquired during the period                                      --                  (4)
  Weighted average common stock equivalents                                                      637                  --
                                                                                             -------             -------
Weighted average common and common equivalent shares outstanding                              10,316               9,167
                                                                                             =======             =======
Primary net income (loss) per share                                                            $0.24              $(0.81)
                                                                                             =======             =======


Fully Diluted:
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Net income (loss)                                                                            $ 2,685             $(7,397)
Net effect of income attributable to subsidiary stock options                                   (237)                 --
                                                                                             -------             -------
Net income (loss)                                                                            $ 2,448             $(7,397)
                                                                                             =======             =======

Weighted average common and common equivalent shares outstanding:

  Shares outstanding at the beginning of the period                                            9,660               9,167
  Weighted average shares issued during the period                                                19                   4
  Weighted average treasury stock acquired during the period                                      --                  (4)
  Weighted average common stock equivalents                                                      641                  --
                                                                                             -------             -------

Weighted average common and common equivalent shares outstanding                              10,320               9,167
                                                                                             =======             =======

Fully diluted net income (loss) per share                                                      $0.24              $(0.81)
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